EXHIBIT 3.5


                           DYNA-CAM ENGINE CORPORATION

                       RESTATED CERTIFICATE OF DESIGNATION

     NAME. The name of the corporation is Dyna-Cam Engine Corporation (the "CORPORATION").

     TEXT OF RESOLUTION. The Board of Directors (the "BOARD") of the Corporation duly adopted a resolution, as attached hereto as Exhibit A and incorporated herein by reference, restating the Series A Convertible Preferred Stock of the Corporation, and restating the relative preferences, privileges and voting powers of the shares of such Series and the restrictions and qualifications thereof, all as set forth in such resolution.

     STATEMENT AND DATE OF ADOPTION. The aforementioned resolution was adopted by the Board effective as of May 19, 2003 and duly ratified by the 89.4% of the Series A Preferred shares at a Special Meeting of the Series A Preferred Shareholders held on May 19, 2003.

     IN WITNESS WHEREOF, the undersigned hereby certify this 16th day of July 2003 that the foregoing statement has been duly adopted by and on behalf of the Corporation as set forth above.


                                             /s/ Lanny R. Lang
                                             -----------------------------------
                                             Lanny R. Lang, Secretary

                                     * * * *

STATE OF ARIZONA         }
                         } Ss.
COUNTY OF MARICOPA       }

     On this 16th day of July, 2003, before me, the undersigned Notary Public, personally appeared Lanny R. Lang who acknowledged that he executed the above instrument for and on behalf of the Corporation.


                                             /s/ Michael Williams
                                             -----------------------------------
                                             Notary Public

                                    EXHIBIT A

                      RESTATED RESOLUTION OF DESIGNATION OF
                     SERIES A CONVERTIBLE PREFERRED STOCK OF
                           DYNA-CAM ENGINE CORPORATION

     RESOLVED, that pursuant to the authority granted to the Board of Directors (the "BOARD") of Dyna-Cam Engine Corporation (the "COMPANY") and in accordance with the provisions of the Articles of Incorporation of the Company, the Board hereby restates the series of preferred stock designated as Series A Convertible Preferred Stock with a Preference Amount equal to $1.00 per share, states the number of shares thereof to be 6,000,000 shares and fixes the relative rights, preferences and limitations of such shares as follows:

1.   DEFINITIONS.

     For purposes of this Resolution, the following definitions shall apply:

     1.1. BOARD shall mean the Board of Directors of the Company.

     1.2. COMMON STOCK shall mean the common stock of the Company.

     1.3. COMPANY shall mean Dyna-Cam Engine Corporation, a Nevada corporation or any successor.

     1.4. CONVERSION DATE shall mean the date on which the Shares are converted to Common Stock whereupon all rights of the Record Holders will cease with respect to the Shares and certificates for shares of Common Stock will be issued to such Record Holders who will become the holders of record of the Shares of Common Stock represented thereby.

     1.5. CONVERSION PRICE shall mean the price of $.33.

     1.6. DISTRIBUTION shall mean the transfer of cash or property without consideration, by way of dividend or otherwise (except a dividend in shares of the capital stock of the Company), or the purchase or redemption of shares of capital stock of the Company for cash or property, excluding the repurchase of any shares from a terminated employee or consultant of the Company within terms of the agreement providing such repurchase.

     1.7. PERSON shall mean an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization or government or any department or any agency thereof.

     1.8. RECORD HOLDER or HOLDER shall mean any Person who has legal title to the Shares as set forth by the stock ownership records of the Company as of the particular record date.

     1.9. SEC shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act of 1934.

     1.10. SECURITIES ACT shall mean the Securities Act of 1933, as amended.

     1.11. SHARE shall mean a share of Series A Preferred Stock.

DYNA-CAM ENGINE CORPORATION
EXHIBIT A TO THE CERTIFICATE OF DESIGNATION OF
THE SERIES A PREFERRED SHARES DATED MAY 19, 2003
--------------------------------------------------------------------------------

     1.12. SHAREHOLDER shall mean any Person who has legal title to the Common Stock, the Series A Preferred Stock or any other series of preferred stock of the Company designated with the right to receive liquidation proceeds of the Company as set forth by the stock ownership records of the Company as of the particular record date.

2.   DIVIDENDS.

     2.1. GENERAL OBLIGATION. When and as declared by the Board, the Company shall pay dividends of record to the Record Holders. Except as otherwise provided herein, Cumulative Dividends on each Share will accrue on each Accrual Date after consideration for the Shares are received whether or not such dividends shall have been declared or whether or not there are profits, surplus or other funds of the Company legally available for the payment of such dividends, provided, however, dividends will be paid only at such time as both
(i) funds of the Company are legally available for payment thereof and (ii) the Board declares and authorizes such payment.

     2.2. PRIORITY. The Shares are senior to all other capital stock of the Company, including the Common Stock any other series or class of stock as may be designated by the Board from time to time, in right of priority to Distributions paid as dividends or otherwise. No dividends or other Distributions with respect to any other series or class of capital stock of the Company shall be declared or paid prior to the declaration and payment in full of all Cumulative Dividends accrued as of the last proceeding Accrual Date.

3.   CONVERSION.

     3.1. VOLUNTARY CONVERSION. At any time, Record Holders of Shares shall have the right to convert the Shares and any accumulated dividends into shares of Common Stock in accordance with Section 4.3 hereof.

     3.2. AUTOMATIC CONVERSION. In the event 67% of the Shares voluntarily convert into common stock then the Company can automatically convert the balance of the Shares into common stock.

     3.3. CONVERSION RATIO. Upon conversion of the Shares, Record Holders shall receive the number of shares of Common Stock equal to (i) the Preference Amount plus all accrued and unpaid dividends unless the Holders elect to have such dividends paid in cash under Section 4.4 hereof divided by (ii) the Conversion Price.

     3.4. MECHANICS OF CONVERSION. Each Record Holder who converts Shares into Common Stock shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Company or of any transfer agent for the Shares and shall give written verification to the Company of the number of Shares being converted. Thereupon, the Company shall promptly issue and deliver by overnight delivery to such Record Holder a certificate or certificates for the number of shares of Common Stock to which such Record Holder is entitled. The Company shall pay undeclared cumulative Dividends as accrued under the provisions of
Section 2 on the Shares in cash within 30 days of surrender of the Share

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
DYNA-CAM ENGINE CORPORATION
EXHIBIT A TO THE CERTIFICATE OF DESIGNATION OF
THE SERIES A PREFERRED SHARES DATED MAY 19, 2003
--------------------------------------------------------------------------------

certificate and conversion documentation unless the Holder has elected to convert such amount as provided under Section 4.3 above.

     3.5. FRACTIONAL SHARES. No fractional shares of Common Stock to be issued upon the conversion of the Shares. All fractional shares shall be rounded up to the next whole common share.

4.   RIGHTS AND RESTRICTIONS.

     4.1 RESTRICTIONS. Without the affirmative approval of at least 67% of the Shares, the Company may not:

          4.1.1 ISSUE SENIOR SECURITIES. Authorize or issue, or obligate itself to issue, any other equity security senior to or on a parity with the Series A Preferred, as to dividend, liquidation preferences or conversion rights;

          4.1.2 CHANGE ITS AUTHORIZED SHARES. Increased or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock;

          4.1.3 CHANGE THE RIGHTS OF THE SHARES. Change, by amending Company's Articles of Incorporation, by-laws, or otherwise, any of the rights, preferences, privileges or limitations provided for herein for the benefit of the Shares.

          4.1.4 CREATE A PREFERENCE TO THE SHARES. Make any Distribution, as a dividend, in liquidation or otherwise, in preference to the Shares.

     4.2 NON-LIMITING AS TO BUSINESS COMBINATIONS. Nothing in the Article shall be construed as limiting the Company's ability to make any subdivision or combination of the outstanding Common Stock or approving any merger, consolidation, asset sale or stock sale.

5.   VOTING RIGHTS.

     The Shares vote on an "as converted" basis with the common shares.

6.   NOTICES.

     All notices referred to herein, except as otherwise expressly provided, will be hand delivered or made by mail, postage prepaid, and will be deemed to have been given when so hand delivered or mailed to the last known address of the Record Holder as set forth on the stock ledger of the Company.


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